PS BUSINESS PARKS, INC.
           Exhibit 12: Statement re: Computation of Ratio of Earnings
                                to Fixed Charges

                                                                           Six Months Ended June 30,
                                                                   --------------------------------------
                                                                        1999                     1998
                                                                   -------------            -------------

      Net income............................................       $  19,697,000            $  11,376,000
      Minority interest.....................................           6,400,000                5,683,000
      Interest expense......................................           1,681,000                1,069,000
                                                                   -------------            -------------
         Total earnings available to cover fixed charges....       $  27,778,000            $  18,128,000
                                                                   =============            =============
      Total fixed charges - interest expense (1)............       $   2,091,000            $   1,069,000
                                                                   =============            =============
      Total preferred distributions.........................       $   1,076,000            $           -
                                                                   =============            =============
      Total combined fixed charges and preferred
      distributions.........................................       $   3,167,000            $   1,069,000
                                                                   =============            =============
      Ratio of earnings to fixed charges....................               13.28                    16.96
                                                                   =============            =============
      Ratio  of  earnings  to  combined   fixed  charges  and
      preferred distributions...............................                8.77                    16.96
                                                                   =============            =============

                                                                   Years Ended December 31,
                                        ------------------------------------------------------------------------------
                                            1998             1997            1996             1995            1994
                                        ------------     ------------    ------------     ------------    ------------

Net income.........................     $ 29,400,000     $  3,836,000    $    519,000     $  1,192,000    $  1,245,000
Minority interest..................       11,208,000        8,566,000               -                -               -
Interest expense...................        2,361,000            1,000               -                -               -
                                        ------------     ------------    ------------     ------------    ------------
     Total earnings available to
       cover fixed charges.........     $ 42,969,000     $ 12,403,000    $    519,000     $  1,192,000    $  1,245,000
                                        ============     ============    ============     ============    ============
Total fixed charges - interest
   expense (1).....................     $  2,629,000     $      1,000    $          -     $          -    $          -
                                        ============     ============    ============     ============    ============
Ratio of earnings to fixed charges.            16.34           12,403         N/A              N/A             N/A
                                        ============     ============    ============     ============    ============

---------------

(1) Fixed charges include interest expense plus capitalized interest.

                                   Exhibit 12

                             PS BUSINESS PARKS, INC.
           Exhibit 12: Statement re: Computation of Ratio of Earnings
                                to Fixed Charges

Supplemental disclosure of Ratio of Funds from Operations ("FFO") to fixed charges:

                                                                        Six Months Ended June 30,
                                                                   -------------------------------------
                                                                        1999                     1998
                                                                   -------------           -------------

      FFO...................................................       $  37,461,000           $  23,615,000
      Interest expense......................................           1,681,000               1,069,000
      Minority interest in income - preferred units.........             214,000                       -
      Preferred dividends...................................             862,000                       -
                                                                   -------------           -------------
         Adjusted FFO available to cover fixed charges......       $  40,218,000           $  24,684,000
                                                                   =============           =============
      Total fixed charges - interest expense (1)............       $   2,091,000           $   1,069,000
                                                                   =============           =============
      Total preferred distributions.........................       $   1,076,000           $           -
                                                                   =============           =============
      Total combined fixed charges and preferred
      distributions.........................................       $   3,167,000           $   1,069,000
                                                                   =============           =============
      Ratio of FFO to fixed charges.........................               19.23                   23.09
                                                                   =============           =============
      Ratio of FFO to combined  fixed  charges and  preferred
      distributions.........................................               12.70                   23.09
                                                                   =============           =============

                                                                   Years Ended December 31,
                                        ------------------------------------------------------------------------------
                                            1998             1997            1996             1995            1994
                                        ------------     ------------    ------------     ------------    ------------

FFO................................     $ 57,430,000     $ 17,597,000    $    303,000     $    720,000    $    757,000
Interest expense...................        2,361,000            1,000               -                -               -
                                        ------------     ------------    ------------     ------------    ------------
Adjusted FFO available to cover
   fixed charges...................     $ 59,791,000     $ 17,598,000    $    303,000     $    720,000    $    757,000
                                        ============     ============    ============     ============    ============
Total fixed charges - interest
   expense (1).....................     $  2,629,000     $      1,000    $          -     $          -    $          -
                                        ============     ============    ============     ============    ============
Ratio of FFO to fixed charges......            22.74           17,598         N/A             N/A              N/A
                                        ============     ============    ============     ============    ============

---------------

(1) Fixed charges include interest expense plus capitalized interest.

                                   Exhibit 12